UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2025 (October 20, 2025)

M-tron Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41391	46-0457994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL	32804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MPTI	NYSE American
Warrants to Purchase Shares of Common Stock, Expiring on or before April 25, 2028	MPTI WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On October 23, 2025, M-tron Industries, Inc. (the "Company") issued a press release announcing that the warrants to purchase shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), granted on April 25, 2025 (the "Warrants") are now exercisable.

Pursuant to the terms of that certain Warrant Agreement, dated April 25, 2025 (the "Warrant Agreement"), by and among the Company, Computershare Inc. ("Computershare"), and Computershare Trust Company, N.A. (together with Computershare, the "Warrant Agent"), the Warrants are exercisable at the earlier of (i) thirty (30) days prior to April 25, 2028 and (ii) such date that the average volume weighted average price ("VWAP") of the Common Stock is greater than or equal to $52.00 per share for the prior thirty (30) consecutive trading day period (such date, the "Trigger"); provided, however, that should the Trigger occur, the Warrants must be exercised within thirty (30) days of the Company's notification pursuant to the Warrant Agreement that the Trigger has occurred (the "Trigger Expiration Date"), unless extended in the Company's discretion.

The Trigger was achieved on October 20, 2025. The Company has elected to extend the warrant exercise period to 5:00 p.m. on Thursday December 11, 2025 (the "Modified Trigger Expiration Date"). The Warrants shall cease to be exercisable and shall terminate and become void, and all rights thereunder and under the Warrant Agreement shall cease, at the close of business on the Modified Trigger Expiration Date.

Additionally, Warrant holders who exercise their Warrants in full are also entitled to an over-subscription privilege, whereby such Warrant holder may also choose to subscribe for any or all of the shares issuable pursuant to any unexercised Warrants on the terms and subject to the conditions set forth in the Warrant Agreement.

All exercise notices and payments (including with respect to any exercise of a Warrant holder's over-subscription privilege) must be received by the Warrant Agent no later than the Modified Trigger Expiration Date. Holders in street name should contact their broker, bank, or other intermediary for information on how to exercise their Warrants (including pursuant to any exercise of the over-subscription privilege).

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference to this Item 8.01.

Item 9.01.	Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description

4.1	Warrant Agreement, dated April 25, 2025, by and among M-tron Industries, Inc., Computershare Inc. ("Computershare"), and Computershare Trust Company, N.A. (filed as Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q, filed with the SEC on May 13, 2025).

99.1	Press Release of M-tron Industries, Inc. dated October 23, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M-TRON INDUSTRIES, INC.
(Registrant)

Date: October 23, 2025	By:	/s/ Cameron Pforr
		Name:	Cameron Pforr
		Title:	Interim Chief Executive Officer